UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2019

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Ryan M. Zink Employment Agreement

On August 5, 2019 Good Times Restaurants Inc. (the “Company”) and Ryan M. Zink, the Company’s Chief Financial Officer, entered into an amendment and restatement of Mr. Zink’s employment agreement (the “Amendment”). The Amendment extends the term of Mr. Zink’s severance to twelve months, as set forth in Article 7(g) Severance Compensation, Change in Control Severance and Stock Sale Option.

The Amendment makes an administrative change to bring Mr. Zink’s salary, referenced in Article 4 Compensation, to a salary that is current at this effective date.

Except as set forth in the Amendment, the terms of Mr. Zink’s Employment Agreement, are unchanged and remain in full force and effect. For a description of the other terms of the Employment Agreement, which are not changed by the Amendment, refer to the Company’s Current Report on Form 8-K filed on July 19, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Mr. Zink and Good Times Restaurants Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: August 8, 2019	By:
Boyd E. Hoback
President and Chief Executive Officer

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EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Mr. Zink and Good Times Restaurants Inc.

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